                               EXHIBIT (8)(e)(2)
                               -----------------

                 AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

                              AMENDMENT NO. 3 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            WRL SERIES FUND, INC.,
                  WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,
                          PFL LIFE INSURANCE COMPANY
                                      AND
                       AUSA LIFE INSURANCE COMPANY, INC.

     Amendment No. 3 to the Participation Agreement ("Agreement"), dated July 1, 1992, as amended, among WRL Series Fund, Inc. (the "Fund"), Western Reserve Life Assurance Co. of Ohio ("WRL"), PFL Life Insurance Company (the "PFL") and AUSA Life Insurance Company, Inc. ("AUSA Life").

     WHEREAS, PFL has, by resolution of its Board of Directors, duly organized and established the Mutual Fund Account (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies"); and

     WHEREAS, PFL has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, PFL intends to purchase shares in one or more of the Portfolios of the Fund to fund the Policies on behalf of the Account, as specified in Schedule A attached to the Agreement, as such Schedule A is amended by this Amendment No. 3, and as Schedule A may be amended from time to time; and

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Account at net asset value; and

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, for its Mutual Fund Account, is authorized to acquire shares issued by the Fund, subject to the terms and conditions of this Agreement, and that Schedule A to the Participation Agreement is hereby amended to add the Mutual Fund Account as an additional "Account"; to add the Atlas Portfolio Builder Variable Annuity issued by PFL to the list of "Policies"; and to add the C.A.S.E. Growth Portfolio, the Value Equity Portfolio, the Global Sector Portfolio, the International Equity Portfolio and the U.S. Equity Portfolio of the WRL Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 1997.

PFL LIFE INSURANCE COMPANY               WRL SERIES FUND, INC.
By its authorized officer,               By its authorized officer,

By: /s/ William L. Busler                By: /s/ John R. Kenney
   -----------------------                  ---------------------------------

Title:  President                        Title: President
      --------------------                     ------------------------------


AUSA LIFE INSURANCE                      WESTERN RESERVE LIFE
COMPANY, INC.                            ASSURANCE CO. OF OHIO
By its authorized officer,               By its authorized officer,

By: /s/ William L. Busler                By: /s/ Alan M. Yaeger
   -----------------------                  ---------------------------------

Title:  Vice President                   Title:  Executive Vice President
      --------------------                     ------------------------------

                                    AMENDED
                                    -------
                                   SCHEDULE A
                                   ----------


                             Effective May 1, 1997


               Account(s), Policy(ies) and Portfolio(s) Subject
                        to the Participation Agreement
                        ------------------------------


Accounts:      PFL Endeavor Variable Annuity Account
--------       AUSA Life Endeavor Separate Account
               Mutual Fund Account
               PFL Variable Annuity Account A (Mutual Fund Account)

Policies:      The Endeavor ML Variable Annuity
--------       The Endeavor FI Variable Annuity
               The PFL Endeavor Platinum Variable Annuity
               The AUSA Life Endeavor Variable Annuity
               The Atlas Portfolio Builder Variable Annuity

Portfolios:    WRL Series Fund, Inc. - Growth Portfolio
----------     WRL Series Fund, Inc.  - Bond Portfolio
               WRL Series Fund, Inc. - Money Market Portfolio
               WRL Series Fund, Inc. - Global Portfolio
               WRL Series Fund, Inc. - Short-to-Intermediate Government Portfolio
               WRL Series Fund, Inc. - Strategic Total Return Portfolio
               WRL Series Fund, Inc. - Emerging Growth Portfolio
               WRL Series Fund, Inc. - Aggressive Growth Portfolio
               WRL Series Fund, Inc. - Balanced Portfolio
               WRL Series Fund, Inc. - Growth & Income Portfolio
               WRL Series Fund, Inc. - C.A.S.E. Growth Portfolio
               WRL Series Fund, Inc. - Value Equity Portfolio
               WRL Series Fund, Inc. - Global Sector Portfolio
               WRL Series Fund, Inc. - International Equity Portfolio
               WRL Series Fund, Inc. - U.S. Equity Portfolio